UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

Repare Therapeutics Inc.

(Exact name of Registrant as Specified in Its Charter)

Quebec	001-39335	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7171 Frederick-Banting, Building 2 Suite 270
St-Laurent, Quebec, Canada	H4S 1Z9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 412 7018

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	RPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2025, Michael Zinda, Ph.D., Chief Scientific Officer of Repare Therapeutics Inc. (the “Company”), notified the board of directors (the “Board”) of the Company of his resignation from his position as Chief Scientific Officer, effective December 31, 2025 (the “Effective Date”).

Dr. Zinda and the Company entered into a separation agreement, dated December 18, 2025 (the “Separation Agreement”), which provides for the terms of Dr. Zinda’s separation from employment. Under the terms of the Separation Agreement, Dr. Zinda will provide consulting services to the Company for up to three months following the Effective Date, pursuant to which the Company will pay Dr. Zinda an hourly rate of $800 for the time spent on such services. In addition, the Company agreed to provide Dr. Zinda with the following separation payments and benefits (the “Separation Benefits”): (i) a lump sum payment of $364,800, less applicable deductions and withholdings, representing 9 months of Dr. Zinda’s base salary; (ii) a cash retention payment in the gross amount of $150,000, less applicable deductions and withholdings (the “Retention Payment”); (iii) an additional lump sum payment of $194,560, less applicable deductions and withholdings, representing Dr. Zinda’s target annual bonus for 2025 (the “Bonus Payment”); (iv) payment on behalf of Dr. Zinda and his dependents of the portion of the premiums that the Company had previously paid on his behalf as of the Effective Date for the Company’s group health insurance plans under COBRA until the earliest to occur of: (a) 12 months from the Separation date; (b) the date Dr. Zinda becomes eligible for group health insurance coverage through a new employer; or (c) the date Dr. Zinda ceases to be eligible for health insurance under COBRA (the “COBRA Premium Benefit”); (v) the accelerated vesting of all unvested option awards and restricted stock unit awards that are subject to a time-based vesting schedule held by Dr. Zinda as if Dr. Zinda had remained employed for an additional 9 months following the Effective Date; and (vi) an extended post-termination period of up to 9 months (other than with respect to incentive stock options) following the Effective Date for all vested stock options held by Dr. Zinda.

In the event that the closing (the “Closing”) of the Company’s acquisition (the “Transaction”) by XenoTherapeutics, Inc. and Xeno Acquisition Corp., (jointly, “Xeno”), which will constitute a Change in Control (as defined in the Repare Therapeutics Inc. 2020 Equity Incentive Plan), actually occurs on or following the Effective Date, or if another Change in Control event occurs during the 3 months following the Effective Date, Dr. Zinda will be entitled to the following separation benefits (“CIC Separation Benefits”) in lieu of the Separation Benefits: (i) a lump sum payment of $680,960, less applicable deductions and withholdings, representing the sum of (a) 12 months of Dr. Zinda’s base salary and (b) the higher of Dr. Zinda’s target annual bonus in effect for 2025 or the annual bonus received for 2024; (ii) to the extent not previously paid, the Retention Payment; (iii) to the extent not previously paid, the Bonus Payment; (iv) the COBRA Premium Benefit; (v) the accelerated vesting of all unvested option awards and restricted stock unit awards that are subject to a time-based vesting schedule held by Dr. Zinda effective as of the later of (a) the Effective Date and (b) immediately prior to the Closing; and (vi) an extended post-termination period of up to 9 months (other than with respect to incentive stock options) following the Effective Date for all vested stock options held by Dr. Zinda. All equity awards held by Dr. Zinda will be subject to the terms and conditions set forth in the agreement governing the Transaction. In the event that Dr. Zinda becomes entitled to receive CIC Separation Benefits after payment of the Separation Benefits has commenced, the CIC Separation Benefits will be reduced by the amount of any Separation Benefits previously paid.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2025.

Additional Information and Where to Find It

The Company has filed and furnished to its shareholders of record the close of business on November 21, 2025 (the “Record Date”) a definitive proxy statement on Schedule 14A, as well as other relevant documents concerning the proposed transaction with Xeno. The proxy statement contains important information about the proposed transaction with Xeno and related matters, including information related to a special meeting of shareholders to be held on January 16, 2026 by the Company seeking required approvals from the shareholders in connection with such transaction. Investors and security holders of the Company are urged to carefully read the entire proxy statement (including any amendments or supplements thereto) because it contains important information about the proposed transaction with Xeno and the matters to be voted on at the special meeting.

Investors and security holders of the Company are able to obtain a free copy of the proxy statement, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that will be incorporated by reference into the proxy statement, without charge, at the Securities and Exchange Commission’s (“SEC”) website (http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at (857) 412-7018, by submitting a contact form on the Company’s website at https://www.reparerx.com/contact/, or by going to the Company’s Investor Relations page on its website at https://ir.reparerx.com/investor-relations and clicking on the link titled “SEC Filings.”

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be “participants” in the solicitation of proxies from the Company’s shareholders with respect to the transaction with Xeno. Information regarding the identity of the Company’s directors and executive officers, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities is set forth in the definitive proxy statement on Schedule 14A filed with the SEC on December 12, 2025. Information regarding subsequent changes to the holdings of the Company’s securities by the Company’s directors and executive officers can be found in filings on Forms 3, 4, and 5, which are available on the Company’s website at www.reparex.com or through the SEC’s website at www.sec.gov. Additional information regarding the identity of the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction with Xeno, by security holdings or otherwise, is contained in the proxy statement and other relevant materials filed with the SEC in connection with the transaction with Xeno. Copies of these documents may be obtained, free of charge, from the SEC or the Company as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPARE THERAPEUTICS INC.

Date: December 19, 2025	By:	/s/ Steve Forte
Steve Forte President, Chief Executive Officer and Chief Financial Officer